UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2022

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 25, 2022, Canoo Inc. (the “Company”) delivered to YA II PN, LTD. (“Yorkville”), a notice to terminate the Standby Equity Purchase Agreement, dated as of May 10, 2022 (the “SEPA”), which termination the parties agreed became effective on August 26, 2022. As previously disclosed, pursuant to the SEPA, the Company could sell to Yorkville up to $250.0 million of its shares of common stock at the Company’s request any time during the 36 months following the execution of the SEPA. At the time the Company delivered the notice, and at the time of termination, there were no outstanding borrowings, advance notices or shares of common stock to be issued, under the SEPA. In addition, there were no fees due by the Company or Yorkville in connection with the termination of the SEPA.

As previously reported, on July 20, 2022, the Company entered into a Pre-Paid Advance Agreement (the “PPA”) with Yorkville, pursuant to which, subject to conditions and limitations, the Company may request advances of cash from Yorkville, which payment can be offset by the issuance of shares of common stock of the Company to Yorkville. There is no material relationship between the Company or its affiliates and Yorkville other than in respect of the PPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2022	CANOO INC.

	By:	/s/ Hector Ruiz
Name: Hector Ruiz
Title: General Counsel and Corporate Secretary